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                                                                    EXHIBIT 4.1

Shanda Interactive Entertainment Limited
Matter        : 710070                                                              Issued to:
Type of Share :
Certificate # :                         Date of Record      :
# of Shares   :                         Transfer to cert. # :
Amount Paid   :                         # of Shares         :
Par Value     : US$0.01                 Transfer Date       :

                       INCORPORATED IN THE CAYMAN ISLANDS

                    SHANDA INTERACTIVE ENTERTAINMENT LIMITED

         This is to certify that
                              of



         is the registered shareholder of:

         No. of Shares             Type of Share                                          Par Value
                                                                                         US$0.01

         Date of Record            Certificate Number                                     % Paid



         The above shares are subject to the Memorandum and Articles of Association of the Company and transferrable in accordance therewith.

                   GIVEN UNDER THE COMMON SEAL OF THE COMPANY



                        Director                             Director/Secretary
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